[EXHIBIT 5.1]

                        ROBERT C. HACKNEY
                  PROFESSIONAL LIMITED COMPANY
                 Attorneys and Counselors at Law
                11891 U.S. Highway One, Suite 100
                   North Palm Beach, FL 33408
                         (561) 776-8600


                       March 4, 2004

Board of Directors
KIWI Network Solutions, Inc.
2929 East Commercial Boulevard
Suite 610
Ft. Lauderdale, FL  33308

Gentlemen:

We have acted as special counsel for KIWI Network Solutions, Inc. ("the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 12,100,000 shares of Common Stock $0.001 par value, issued pursuant to the Company's 2004(A) Consultant Stock Compensation Plan (the "Plan").

      This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of
Regulation S-K.

SCOPE OF REVIEW

         For the purposes of our opinion, we have reviewed the following:

         (a) faxed copy of the minutes of a directors meeting held on February 26, 2004;

         (b) faxed copy of the written consent of the majority shareholder dated March 2, 2004;

         (c)   copy of the 2004(A) Consultant Stock Compensation Plan;
               and

         (d) copies of the articles and by-laws of the Corporation and of such corporate records of the Corporation.


ASSUMPTIONS

      In rendering this opinion, I have assumed:


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1.       The genuineness of all signatures;

2. The authenticity and completeness of all documents submitted to us;

3. The conformity to original documents and the completeness of all documents submitted to us or received by us as conformed copies, certified copies, photocopies or facsimile transmissions, and the authenticity of the originals where certified copies, photocopies or facsimile transmissions have been submitted or received;

4. The accuracy, completeness and truth of all facts set forth in corporate records or official public records and certificates and any other documents, certificates or records supplied by corporate or public officials and the identity and capacity of all individuals acting or purporting to act as such;

5.       That the terms of the 2004(A) Consultant Stock
Compensation Plan are commercially reasonable;

6. All steps have been taken to record the issuance of the shares in the shareholders register and deliver the necessary share certificates to, or electronic confirmation of share ownership on behalf of, the registered owners thereof; and

7. Since the Shares are being issued under the 2004(A) Consultant Stock Compensation Plan for no cash consideration, that consideration for the Shares has been received by the Corporation and has a value which is not less than the fair equivalent of the money that the Corporation would have received if the Shares had been issued for money.

My opinion is qualified by the scope of the review specified herein and I make no representations as to the sufficiency of my investigation for this opinion. I further expressly exempt from this opinion any representations as to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated in the Registration Statement.


PRACTICE RESTRICTION

         The undersigned is an attorney qualified to carry on the practice of law in the State of Florida only and we express no opinion as to any laws or matters governed by the laws other than the State of Florida and the federal laws of the United States applicable therein in effect as at the date of this opinion.


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COMPANY REPRESENTATIONS

The Company has advised us that:


1. The Company is current in its reporting responsibilities to the Securities and Exchange Commission as mandated by the Securities Exchange Act of 1934, as amended.


2.   Joe   Firek,  Eugene  Jacob,  Michael  Baszuly,  and   Jamie
     McIntosh,  all  of  whom are named in this S-8  Registration
     Statement,  have  acted  and  will  continue   to   act   as
     consultants to the Company.

3. In their capacities as consultants to the Company, the above-named individuals have provided bona-fide services to the Company which are not in relation to the offer or sale of securities in a capital-raising transaction, and which did not either directly or indirectly promote or maintain a market for the Company.


4. The Company has agreed to issue its common stock to the above-named individuals as compensation for their services on behalf of the Company.

5. The shares to be issued to these individuals are pursuant to corporate resolutions and the approval of the Board of Directors of the Company. These shares shall be registered pursuant to a Registration Statement on Form S-8.


OPINION

         The documentation and representations provided to me for this opinion by the Company and its duly authorized representatives indicate that the Company is validly organized under the laws of the State of Nevada; the Company is current in its filings with the Commission; the Company's Board of Directors has authorized the Plan; the Company's Board of Directors has authorized the filing of the Registration Statement; and that the Twelve Million One Hundred Thousand (12,100,000) shares to be included in the Registration Statement are available for issuance based upon corporate documentation and on the amount of shares actually issued and outstanding.

Based upon the foregoing, and the qualification set forth below, I am of the opinion that the Shares herein referenced have been duly and validly authorized and that subject to compliance with all provision of the Plan, the Shares will be validly issued as fully paid and non-assessable shares of common stock in the Company.

This opinion is based upon and subject to the qualifications and limitations specified below:

    (A) In rendering the opinion that the shares of the Common Stock to be registered pursuant to the Registration Statement and issued under the Plan will be validly issued, fully paid and non- assessable, I assumed that: (1) the Company's Board of Directors has exercised good faith in establishing the value paid for the Shares; (2) all issuances and cancellations of the


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capital stock of the Company will be fully and accurately
reflected in the Company's Stock Records as provided by the Company's transfer agent; and (3) the consideration, as determined by the Company's Board of Directors, to be received in exchange for each issuance of common stock of the Company, has been paid in full and actually received by the Company.

    (B) I have made no independent verification of the facts asserted to be true and accurate by authorized representatives of the Company and have assumed that no person or entity has engaged in fraud or misrepresentation regarding the inducement relating to, or the execution or delivery of, the documents reviewed.

    (C) In rendering this opinion I have assumed that all signatures are genuine, that all documents submitted to me as copies conform substantially to the originals, that all documents have been duly executed on or as of the date represented on the documents, that execution and delivery of the documents was duly authorized on the part of the parties, that all documents are legal, valid and binding on the parties and that all corporate records are complete.

    (D) I have assumed that the Company is satisfying the substantive requirements of Form S-8 and I expressly disclaim any opinion regarding the Company's compliance with such requirements, whether they are of federal or state origin, or any opinion as to the subsequent tradeability of any Shares issued pursuant to the Plan.

    (E) I am admitted to practice law in the State of Florida. I am not admitted to practice law in the State of Nevada or in any other jurisdiction where the Company may own property or transact business. This opinion is with respect to federal law only and I have not consulted legal counsel from any other jurisdiction for the purpose of the opinion contained herein. I expressly except from this opinion any opinion as to whether or to what extent a Nevada court or any other court would apply Nevada law, or the law of any other state or jurisdiction, to any particular aspect of the facts, circumstances and transactions that are the subject of this opinion.

    (F) This opinion is strictly limited to the parameters contained and referenced herein and is valid only as to the signature date with respect to the same.

    (G) We bring to your attention the fact that this legal opinion is an expression of professional judgment and not a guarantee of result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in or new developments that might affect any matters or any aspect of the opinions set forth herein.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares, as contemplated by the Registration Statement.

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We  hereby  consent to the filing of this opinion  letter  as  an
Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons for whom consent is
required  by Section 7 of the  Securities  Act  or  the   related
rules  promulgated  by the Commission thereunder.

The opinions expressed herein are solely for your benefit in connection with the Form S-8 Registration Statement of the Company and may not be relied upon in any manner or for any purpose by any other person or entity without the prior written consent of this firm. This opinion may not be used, relied upon, circulated, quoted or otherwise referenced in whole or in part for any purpose without my written consent.

Very truly yours,




/s/Robert C. Hackney
----------------------------
Robert C. Hackney



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